REVOLVING PROMISSORY NOTE

Omaha, Nebraska	$7,000,000.00
Note Date: November 15, 2010	Maturity Date: June 1, 2011

On or before June 1, 2011.  Red Trail Energy, LLC ("Borrower"), promises to pay to the order of First National Bank of Omaha ("BANK") at any of its offices in Omaha, Nebraska the principal sum hereof, which shall be Seven Million and no/100 ($7,000,000.00).  Dollars or so much thereof as may have been advanced by BANK and Shown on the records of the Bank to be outstanding, under this Note and the Construction Loan Agreement executed by the BANK and BORROWER dated as of December 16, 2005, as it may, from time to time, be amended (the "LOAN AGREEMENT").  Interest on the principal balance from time to time outstanding will be payable at a rate equal to the three month LIBOR RATE plus four hundred (400) basis points from time to time until maturity, and six hundred (600) basis points in excess of said aggregate interest rate from time to time after maturity whether by acceleration or otherwise.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest on this NOTE shall be payable monthly, as well as at maturity.  Interest accruing on the principal balance outstanding hereunder shall never accrue at a rate less than five (5%) percent per annum).

This note is executed pursuant to the LOAN AGREEMENT and is the REVOLVING NOTE described therein.  The LOAN AGREEMENT contains additional terms of this Note, including, but not limited to enumerated events of default, and the granting of liens to secure BORROWER's performance.  All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the LOAN AGREEMENT.

As provided in the LOAN AGREEMENT, upon any such enumerated default, BANK may accelerate the due date of this Note and declare all obligations set forth herein immediately due and payable, and BANK shall also have such other remedies as are described in the LOAN AGREEMENT and are provided by law.  All makers and endorsers hereby waive presentment, demand, protest and notice of dishonor, consent to any number of extensions and renewals for any period without notice; and consent to any substitution, exchange or release of collateral, and to the addition or release of any other party primarily or secondarily liable.

Executed as the Note Date set forth above.

Red Trail Energy, LLC, a North Dakota limited liability company

By:	/s/ Mike Appert
Name:	Mike Appert
Title:	Chairman

And

By:	/s/ Jody Hoff
Name:	Jody Hoff
Title:	Secretary

STATE OF NORTH DAKOTA	)
) ss
COUNTY OF STARK	)

On this   1    day of December, 2010, before me, the undersigned Notary Public personally appeared Mike Appert, the Chairman of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

DEELL HOFF
Notary Public	/s/ Deell Hoff
State of North Dakota	Notary Public
My Commission Expires Oct. 21, 2011

STATE OF NORTH DAKOTA	)
) ss
COUNTY OF STARK	)

On this   1    day of December, 2010, before me, the undersigned Notary Public personally appeared Jody Hoff, the Secretary of Red Trail Energy, LLC, on behalf of said entity, and each acknowledged that he executed the foregoing Amendment to Loan Agreement as his voluntary act and deed and that of Red Trail Energy, LLC.

DEELL HOFF
Notary Public	/s/ Deell Hoff
State of North Dakota	Notary Public
My Commission Expires Oct. 21, 2011